                                                                      EXHIBIT 12


                           SUN HEALTHCARE GROUP, INC.

                       RATIO OF EARNINGS TO FIXED CHARGES

                    (IN THOUSANDS OF DOLLARS, EXCEPT RATIO)
                                  (UNAUDITED)


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
                                                           YEAR ENDED DECEMBER 31,
                                      ------------------------------------------------------------------
                                                                                             NINE MONTHS
                                                                                                ENDED
                                                                                              SEPTEMBER
                                                                                                 30,
                                                                                             -----------
EARNINGS:                               1992       1993       1994       1995       1996        1997
                                      ---------  ---------  ---------  ---------  ---------  -----------
  Earnings before income taxes and
    extraordinary items.............  $   7,258  $  22,710  $  36,807  $  12,794  $  52,466   $  87,178
  Add Fixed Charges (excluding
    portion capitalized)............      7,891      9,634     39,742     65,444     75,553      86,849
                                      ---------  ---------  ---------  ---------  ---------  -----------
Earnings available for fixed
  charges...........................  $  15,149  $  32,344  $  76,549  $  78,238  $ 128,019   $ 174,027
                                      ---------  ---------  ---------  ---------  ---------  -----------
                                      ---------  ---------  ---------  ---------  ---------  -----------
FIXED CHARGES:
  Interest charges (including
    portion capitalized)............  $     925  $     379  $  14,253  $  24,668  $  28,371   $  44,408
  Estimated interest factor on
    rental expense..................      6,966      9,293     29,194     43,615     49,654      43,865
                                      ---------  ---------  ---------  ---------  ---------  -----------
Total fixed charges.................  $   7,891  $   9,672  $  43,447  $  68,283  $  78,025   $  88,273
                                      ---------  ---------  ---------  ---------  ---------  -----------
                                      ---------  ---------  ---------  ---------  ---------  -----------
RATIO OF EARNINGS TO FIXED
  CHARGES...........................       1.92       3.34       1.76       1.15       1.64        1.97
                                      ---------  ---------  ---------  ---------  ---------  -----------
                                      ---------  ---------  ---------  ---------  ---------  -----------
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